                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 10, 1998

                                        Complete Wellness Centers, Inc.
-----------------------------------------------------------------------------------------------
                          (Exact Name of Registrant as specified in it Charter)

       Delaware                               0-22115                         52-1910135
-----------------------------------------------------------------------------------------------
(State or other jurisdiction            (Commission File No.)              (I.R.S. Employer
  or corporation)                                                         Identification No.)

666 11th Street NW, Suite 200
Washington, DC                                                                  20001
-----------------------------------------------------------------------------------------------
(Address of Principal                                                        (Zip Code)
 Executive Offices)

Registrant's telephone number, including area code: (202) 639-9700
                                                    --------------
-----------------------------------------------------------------------------------------------
                    (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

Item 5. OTHER EVENTS

        On July 6, 1998 Complete Wellness Centers, Inc. (the "Company") issued 100,000 shares of its Senior Convertible Preferred Stock (the "Convertible Preferred Stock") in cancellation of and exchange for all of the outstanding Senior Redeemable Preferred Stock (the "Old Preferred Stock") and Common Stock Purchase Warrants exercisable at $1.75 per share (the "Warrants") previously issued in connection with an Investment Agreement dated December 19, 1997, and supplemented on January 12, 1998 (the "Investment Agreement") between Wexford Spectrum Investors, LLC and Imprimis Investors, LLC (collectively, "Wexford") and the Company. The issuance of the Convertible Preferred Stock in exchange for the Old Preferred Stock and Warrants was effected in reliance on the exemption under Section 3(a)(9) of the Securities Act of 1933, as amended.

        The rights and preferences of the Convertible Preferred Stock as set forth in the Certificate of Designation of Convertible Preferred Stock filed with the Delaware Secretary of State on July 2, 1998 (the "Certificate of Designation") and in the Exchange Agreement (as defined below) are substantially similar to the Certificate of Designation for the Old Preferred Stock except as follows:

        (i) Certain mandatory redemption requirements contained in the rights and preferences of the Old Preferred Stock have been eliminated in the Convertible Preferred Stock. Those requirements would have obligated the Company to repurchase, at the original purchase price of $50 per share, all outstanding shares of Old Preferred Stock on December 31, 2000. Under the terms of the Exchange Agreement, holders of the Convertible Preferred Stock will be entitled to an 8% annual dividend (payable quarterly in cash) [or at a dividend rate of 10% per annum if paid in additional Convertible Preferred Stock] through December 31, 2000, and 12% per annum thereafter. Additionally, the Company shall have the option, but not the obligation to redeem the Convertible Preferred Stock at any time through January 3, 1999 at the original purchase price of $50 per share, representing $5,000,000 in the aggregate if all of the Convertible Preferred Stock is redeemed, and the payment of a dividend at the rate of 12% per annum from the date of the original investment made by Wexford in the Old Preferred Stock and Warrants to the date of redemption.

        (ii) In the event the Company fails to obtain shareholder approval by August 31, 1998 to the Exchange Agreement and the increase in the Company's authorized shares of Common Stock from 10,000,000 to 50,000,000 shares or to redeem all of the Senior Convertible Preferred on or prior to January 3, 1999, the Board of Directors have agreed to cause Wexford to appoint its designees to a majority of the seats on the Board of Directors of the Company.

        (iii) The Convertible Preferred Stock becomes convertible into Common Stock on and after January 3, 1999. The Convertible Preferred Stock may be thereafter converted into Common Stock at the holders' option at the rate equal to the lesser of (a) $1.75 per share, and (b) 75% of the average closing "bid" price of the Company's publicly traded Common Stock for twenty consecutive trading days prior to the conversion date.

        The foregoing description is only a summary and is qualified in its entirety by reference to the Second Supplement to the Investment Agreement dated as of July 2, 1998 between the Company and Wexford (the "Exchange Agreement"), the Supplement to the Investment Agreement dated as of January 12, 1998 between the Company and Wexford ("Amendment No. 1") and the Certificate of Designation of

Senior Convertible Preferred Stock attached to this Current Report as exhibit 10.1.

        In connection with the issuance of the Convertible Preferred Stock in exchange for all outstanding Old Preferred Stock and Warrants and the modification of certain redemption terms of the Old Preferred Stock described above, the Company will account for the equity investment made through the exchange by Wexford on July 2, 1998 under stockholders' equity on the Company's balance sheet. Reference is made to the Current Report on Form 8-KA filed by the Company with the Securities and Exchange Commission on March 11, 1998 for information concerning such investment.

Item 7.  EXHIBITS.


Exhibit No.             Description
-----------             -----------
10.1                     Second Supplement to the Investment Agreement (the
                         "Exchange Agreement") dated as of July 2, 1998 between
                         the Company and Wexford Spectrum Investors, LLC and Imprimis
                         Inestors, LLC and Certificate of Designation of Senior
                         Convertible Stock

10.2                     Press Release dated July 6, 1998 entitled "Complete
                         Wellness Centers, Inc.  In Agreement to Redeem Wexford Equity
                         Investment and Retire 2.8 million Common Stock Purchase Warrants.


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized in Washington, D.C., on July 6, 1998.


                                        COMPLETE WELLNESS CENTERS, INC.

                                        By: /s/ E. Eugene Sharer
                                            -----------------------------
                                             E. Eugene Sharer,
                                             Vice Chairman




                               INDEX TO EXHIBITS


Exhibit
Number                  Description
-----------             -----------
10.1                     Second Supplement to the Investment Agreement (the
                         "Exchange Agreement") dated as of July 2, 1998 between
                         the Company and Wexford Spectrum Investors, LLC and Imprimis
                         Investors, LLC

10.2                     Press Release dated July 6, 1998 entitled "Complete
                         Wellness Centers, Inc.  In Agreement to Redeem Wexford Equity
                         Investment and Retire 2.85 million Common Stock Purchase Warrants".
